SECOND AMENDMENT TO THE
DIAMOND HILL
VARIABLE TERM DEFERRED COMPENSATION PLAN

This Second Amendment (this “Amendment”) to the Diamond Hill Variable Term Deferred Compensation Plan (the “Plan”) is effective as set forth below.

WHEREAS, Diamond Hill Investment Group, Inc. (the “Company”) sponsors the Plan;

    WHEREAS, pursuant to Section 11.00 of the Plan, the Company may amend the Plan provided that the amendment does not have any retroactive effect to reduce amounts allocated to a participant under the Plan without the participant’s consent; and

WHEREAS, the Company desires to amend the Plan as set forth below;

    NOW, THEREFORE, the Company hereby amends the Plan as follows effective March 1, 2020:

1.Section 2.13 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

Eligible Employee: Each person employed by the Company or any of its Affiliates as a portfolio manager, research analyst, or other employees designated by the Compensation Committee, all of whom are a highly compensated employee or a member of a select group of management (both within the meaning of Title I of ERISA) of the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

IN WITNESS WHEREOF, this Amendment to the Plan is hereby executed by a duly authorized officer on March 1, 2020.

                    DIAMOND HILL INVESTMENT GROUP, INC.

                    By:
                    Title: Chief Financial Officer